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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Constellation Energy
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-135991, 333-24705, and 33-49801, and 33-59545, 333-45051, 333-46980, 333-89046, 333-129802, 333-81292, 33-56084, and 333-143260, respectively) of Constellation Energy Group, Inc. of our report dated February 26, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
February 26, 2008

Baltimore Gas and Electric Company
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-135991) of Baltimore Gas and Electric Company of our report dated February 26, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
February 26, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM